Exhibit 99.1

VMware Reports Fourth Quarter and Full Year 2011 Results

•	Annual Revenue Growth of 32% to $3.77 Billion with Fourth Quarter Year-over-Year Growth of 27% to $1.06 Billion

•	Annual Operating Margin of 19.5%; Non-GAAP Operating Margin of 31.0%. Fourth Quarter Operating Margin of 20.2%; Non-GAAP Operating Margin of 31.9%

•	Trailing Twelve Months Operating Cash Flows Growth of 72% to $2.03 Billion; Free Cash Flows Growth of 62% to $1.95 Billion

PALO ALTO, Calif., January 23, 2012 — VMware, Inc. (NYSE:VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the fourth quarter and full year of 2011:

•	Revenues for the fourth quarter were $1.06 billion, an increase of 27% from the fourth quarter of 2010, and an increase of 26% measured in constant currency.

•

Operating income for the fourth quarter was $214 million, an increase of 64% from the fourth quarter of 2010. Non-GAAP operating income for the fourth quarter was $338 million, an increase of 37% from the fourth quarter of 2010.

•

Net income for the fourth quarter was $200 million, or $0.46 per diluted share, compared to $120 million, or $0.28 per diluted share, for the fourth quarter of 2010. Non-GAAP net income for the quarter was $266 million, or $0.62 per diluted share, compared to $198 million, or $0.46 per diluted share, for the fourth quarter of 2010.

•

Operating cash flows for the fourth quarter were $561 million, an increase of 38% from the fourth quarter of 2010. Free cash flows for the quarter were $535 million, an increase of 32% from the fourth quarter of 2010.

•	Revenues for 2011 were $3.77 billion, an increase of 32% from 2010.

•	Operating income for 2011 was $735 million, an increase of 72% from 2010. Non-GAAP operating income for 2011 was $1.17 billion, an increase of 43% from 2010.

•

Net income for 2011 was $724 million, or $1.68 per diluted share, compared to $357 million, or $0.84 per diluted share, for 2010. Non-GAAP net income for 2011 was $936 million, or $2.17 per diluted share, compared to $639 million, or $1.51 per diluted share, for 2010.

•	Operating cash flows for 2011 were $2.03 billion, an increase of 72% and free cash flows for the year were $1.95 billion, an increase of 62% from 2010.

•	Cash, cash equivalents and short-term investments were $4.51 billion and unearned revenue was $2.71 billion as of December 31, 2011.

U.S. revenues for 2011 grew 26% to $1.82 billion from 2010. International revenues grew 38% to $1.94 billion from 2010.

License revenues for 2011 were $1.84 billion, an increase of 31% from 2010. Service revenues, which include software maintenance and professional services, were $1.93 billion for 2011, an increase of 32% from 2010.

“The quarter’s strong performance further signals that virtualization is the foundation for simplifying and automating IT,” said Paul Maritz, chief executive officer, VMware. “As customers continue to drive significant IT transformation, our task remains in providing solutions that go beyond cost reduction, yielding business and competitive value.”

“We are pleased with our record fourth quarter results,” said Mark Peek, chief financial officer, VMware. “Our investments over the years have clearly paid off and we will continue to take advantage of long-term opportunities ahead. First quarter 2012 revenues are expected to be in the range of $1.015 and $1.040 billion, an increase of 20% to 23% from the first quarter 2011. Annual 2012 revenues are expected to be in the range of $4.475 and $4.6 billion, an increase of 19% to 22% from 2011, and annual license revenues are expected to grow between 11% and 16%.”

Recent Highlights & Strategic Announcements

•

In October 2011, VMware unveiled three product suites designed to simplify and automate IT management. With significant enhancements to VMware® vCenter Operations™ and the introduction of new VMware® vFabric Application Management™ and VMware® IT Business Management suites, VMware will help customers amplify the value of their virtual environments and achieve the agility and economics of cloud computing.

•

VMware announced VMware vCenter™ Protect Essentials Plus™, a complete on-premise management system designed to meet the needs of the small and midsize businesses (SMBs) and enhancements to its VMware Go Pro™ service, simplifying IT management for SMBs.

•

VMware announced VMware® Horizon Mobile, a simple way for IT departments to securely provision, manage and de-provision a corporate mobile workspace to an employee’s Android device over-the-air, while enabling the employee to retain the privacy and control of their personal mobile environments. VMware Horizon Mobile is expected to be available in early 2012.

•

In December 2011, VMware announced new VMware View™ Clients for Kindle Fire, Mac and Linux, along with updates to its popular VMware View Clients for Android and iPad. The new VMware View Clients for Mac and Linux enable IT organizations to empower more agile, productive and connected workforce or school communities by providing an easy-to-access, high-fidelity desktop virtualization experience optimized for the device of their choice. The new VMware View™ Clients for Mac and Linux are expected to be available in early 2012.

VMware plans to host a conference call today to review its fourth quarter and 2011 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2011 revenues of $3.77 billion, VMware has more than 300,000 customers and 25,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

# # #

VMware, VMware vCenter Operations, VMware vFabric Application Management, VMware vCenter Protect Essentials Plus, VMware View and VMware Go Pro are registered trademarks or trademarks of VMware, Inc. in the United States and/or other jurisdictions. Other marks mentioned herein are trademarks, which are proprietary to VMware, Inc. or another company.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s expected first quarter and annual 2012 revenues and annual 2012 license revenue growth, the expected transformation of IT and the role and value proposition of virtualization and VMware solutions in the IT transformation, our ability to take advantage of long-term opportunities, the value to customers and the prospect of customer adoption of our new product suites, and the expected features and benefits and availability ofVMware Horizon Mobile and VMware View Clients for Mac and Linux.These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization and cloud computing markets, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements, beta programs and product promotions that can cause revenue recognition of certain orders to be deferred; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and desktop virtualization; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating activities:
Net income	$200,428	$119,880	$723,936	$357,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,228	77,090	315,871	260,551
Stock-based compensation, excluding amounts capitalized	80,759	86,501	335,153	291,691
Excess tax benefits from stock-based compensation	(26,811)	(56,253)	(224,503)	(223,457)
Gain on sale of Terremark investment	—	—	(56,000)	—
Other	10,626	6,963	21,420	13,083
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(336,123)	(236,362)	(263,366)	(77,121)
Other assets	15,576	3,999	(75,879)	(79,431)
Due to/from EMC, net	(61,310)	(44,439)	(18,370)	(28,508)
Accounts payable	(3,960)	4,292	(16,513)	8,881
Accrued expenses	100,353	92,353	115,025	120,880
Income taxes receivable from EMC	23,018	—	269,258	2,508
Income taxes payable	27,261	46,618	79,183	89,439
Deferred income taxes, net	(28,936)	(48,513)	(19,663)	(56,948)
Unearned revenue	474,300	354,486	840,081	495,382

Net cash provided by operating activities	561,409	406,615	2,025,633	1,174,389

Investing activities:
Additions to property and equipment	(52,911)	(40,450)	(230,091)	(131,695)
Purchase of leasehold interest	—	—	(151,083)	—
Capitalized software development costs	—	(15,955)	(73,998)	(64,149)
Purchases of available-for-sale securities	(584,397)	(477,201)	(2,667,888)	(2,101,907)
Sales of available-for-sale securities	208,058	265,033	816,351	389,251
Maturities of available-for-sale securities	249,706	96,160	974,413	127,054
Sale of strategic investments	—	—	78,513	2,648
Business acquisitions, net of cash acquired	—	—	(303,610)	(292,970)
Transfer of net assets under common control	—	(10,580)	(22,393)	(185,580)
Other investing	(815)	(4,800)	(31,187)	(4,594)

Net cash used in investing activities	(180,359)	(187,793)	(1,610,973)	(2,261,942)

Financing activities:
Proceeds from issuance of common stock	52,332	75,460	337,618	431,306
Repurchase of common stock	(35,287)	(52,587)	(526,203)	(338,527)
Excess tax benefits from stock-based compensation	26,811	56,253	224,503	223,457
Shares repurchased for tax withholdings on vesting of restricted stock	(18,979)	(16,063)	(123,787)	(86,179)

Net cash provided by (used in) financing activities	24,877	63,063	(87,869)	230,057

Net increase (decrease) in cash and cash equivalents	405,927	281,885	326,791	(857,496)
Cash and cash equivalents at beginning of the period	1,549,829	1,347,080	1,628,965	2,486,461

Cash and cash equivalents at end of the period	$1,955,756	$1,628,965	$1,955,756	$1,628,965

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
License	$513,767	$422,343	$1,841,169	$1,401,424
Services	546,535	413,318	1,925,927	1,455,919

	1,060,302	835,661	3,767,096	2,857,343
Operating expenses (1):
Cost of license revenues	56,389	50,735	207,398	177,458
Cost of services revenues	110,485	89,616	414,589	316,257
Research and development	216,992	177,671	775,051	652,968
Sales and marketing	385,236	313,045	1,334,346	1,013,281
General and administrative	77,144	73,980	300,541	269,386

Operating income	214,056	130,614	735,171	427,993
Investment income	4,685	2,604	16,157	6,633
Interest expense with EMC	(1,060)	(966)	(3,906)	(4,069)
Other income (expense), net	(8,815)	(7,205)	46,991	(14,182)

Income before income taxes	208,866	125,047	794,413	416,375
Income tax provision	8,438	5,167	70,477	58,936

Net income	$200,428	$119,880	$723,936	$357,439

Net income per weighted-average share, basic for Class A and Class B	$0.47	$0.29	$1.72	$0.87

Net income per weighted-average share, diluted for Class A and Class B	$0.46	$0.28	$1.68	$0.84

Weighted-average shares, basic for Class A and Class B	422,873	414,919	421,188	409,805
Weighted-average shares, diluted for Class A and Class B	431,375	427,883	431,750	423,446

(1) Includes stock-based compensation as follows:
Cost of license revenues	$335	$483	$1,606	$1,653
Cost of services revenues	5,993	5,877	23,389	18,478
Research and development	39,643	47,143	174,264	164,435
Sales and marketing	25,138	23,545	95,688	73,146
General and administrative	9,650	9,453	40,206	33,979

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,955,756	$1,628,965
Short-term investments	2,556,450	1,694,675
Accounts receivable, net of allowance for doubtful accounts of $3,794 and $4,519	882,857	614,726
Due from EMC, net	73,799	55,481
Deferred tax asset	128,471	100,689
Other current assets	80,439	203,119

Total current assets	5,677,772	4,297,655
Property and equipment, net	525,490	419,065
Capitalized software development costs, net and other	154,236	151,945
Deferred tax asset	156,855	149,126
Intangible assets, net	407,375	210,928
Goodwill	1,759,080	1,568,600

Total assets	$8,680,808	$6,797,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,747	$58,913
Accrued expenses and other	587,650	459,813
Unearned revenues	1,764,109	1,270,426

Total current liabilities	2,401,506	1,789,152
Note payable to EMC	450,000	450,000
Unearned revenues	944,309	589,668
Other liabilities	114,711	160,056

Total liabilities	3,910,526	2,988,876
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 123,610 and 116,701 shares	1,236	1,167
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	3,212,264	2,955,971
Accumulated other comprehensive income	1,176	19,635
Retained earnings	1,552,606	828,670

Total stockholders’ equity	4,770,282	3,808,443

Total liabilities and stockholders’ equity	$8,680,808	$6,797,319

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$56,389	(335)	(27)	(13,187)	—	(22,042)	—	$20,798
Cost of services revenues	$110,485	(5,993)	(160)	(1,241)	—	—	—	$103,091
Research and development	$216,992	(39,643)	(1,486)	(796)	—	—	—	$175,067
Sales and marketing	$385,236	(25,138)	(867)	(2,866)	—	—	—	$356,365
General and administrative	$77,144	(9,650)	(383)	(37)	(197)	—	—	$66,877
Operating income	$214,056	80,759	2,923	18,127	197	22,042	—	$338,104
Operating margin	20.2%	7.6%	0.3%	1.7%	—	2.1%	—	31.9%
Income before income taxes	$208,866	80,759	2,923	18,127	197	22,042	—	$332,914
Income tax provision	$8,438						58,145	$66,583
Tax rate	4.0%							20.0%
Net income	$200,428	80,759	2,923	18,127	197	22,042	(58,145)	$266,331
Net income per weighted-average share, basic for Class A and Class B (3)	$0.47	$0.19	$0.01	$0.04	$—	$0.06	$(0.14)	$0.63
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.46	$0.19	$0.01	$0.04	$—	$0.05	$(0.13)	$0.62

(1)	For the fourth quarter of 2011, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $22.0 million for the fourth quarter of 2011.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 422,873 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 431,375 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$50,735	(483)	(21)	(8,375)	—	(28,465)	—	—	$13,391
Cost of services revenues	$89,616	(5,877)	(228)	(1,471)	—	—	—	—	$82,040
Research and development	$177,671	(47,143)	(3,299)	(627)	—	18,776	(2,821)	—	$142,557
Sales and marketing	$313,045	(23,545)	(1,496)	(1,664)	—	—	—	—	$286,340
General and administrative	$73,980	(9,453)	(342)	(38)	(325)	—	—	—	$63,822
Operating income	$130,614	86,501	5,386	12,175	325	9,689	2,821	—	$247,511
Operating margin	15.6%	10.4%	0.6%	1.5%	—	1.2%	0.3%	—	29.6%
Income before income taxes	$125,047	86,501	5,386	12,175	325	9,689	2,821	—	$241,944
Income tax provision	$5,167							38,383	$43,550
Tax rate	4.1%								18.0%
Net income	$119,880	86,501	5,386	12,175	325	9,689	2,821	(38,383)	$198,394
Net income per weighted-average share, basic for Class A and Class B (3)	$0.29	$0.21	$0.01	$0.03	$—	$0.02	$0.01	$(0.09)	$0.48
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.28	$0.20	$0.01	$0.03	$—	$0.02	$0.01	$(0.09)	$0.46

(1)	For the fourth quarter of 2010, we capitalized $18.8 million (including $2.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $28.5 million for the fourth quarter of 2010.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 414,919 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 427,883 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Gain on Sale of Terremark (2)	Tax Adjustment (3)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$207,398	(1,606)	(120)	(46,074)	—	(84,741)	—	—	—	$74,857
Cost of services revenues	$414,589	(23,389)	(1,368)	(4,967)	—	—	—	—	—	$384,865
Research and development	$775,051	(174,264)	(9,724)	(3,187)	—	86,426	(12,428)	—	—	$661,874
Sales and marketing	$1,334,346	(95,688)	(5,577)	(10,213)	—	—	—	—	—	$1,222,868
General and administrative	$300,541	(40,206)	(1,580)	(145)	(2,423)	—	—	—	—	$256,187
Operating income	$735,171	335,153	18,369	64,586	2,423	(1,685)	12,428	—	—	$1,166,445
Operating margin	19.5%	8.9%	0.5%	1.7%	0.1%	—	0.3%	—	—	31.0%
Other income (expense), net	$46,991							(56,000)		(9,009)
Income before income taxes	$794,413	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	—	$1,169,687
Income tax provision	$70,477								163,459	$233,936
Tax rate	8.9%									20.0%
Net income	$723,936	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	(163,459)	$935,751
Net income per weighted-average share, basic for Class A and Class B (4)	$1.72	$0.80	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.39)	$2.22
Net income per weighted-average share, diluted for Class A and Class B (5)	$1.68	$0.78	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.38)	$2.17

(1)	For the year ended December 31, 2011, we capitalized $86.4 million (including $12.4 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $84.7 million for the year ended December 31, 2011.
(2)	VMware realized a gain of $56.0 million on the sale of its investment in Terremark Worldwide, Inc.
(3)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(4)	Calculated based upon 421,188 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 431,750 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items and Other	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$177,458	(1,653)	(84)	(23,785)	—	(99,522)	—	—	$52,414
Cost of services revenues	$316,257	(18,478)	(791)	(4,670)	—	—	—	—	$292,318
Research and development	$652,968	(164,435)	(9,101)	(2,354)	—	71,666	(10,924)	—	$537,820
Sales and marketing	$1,013,281	(73,146)	(4,633)	(3,797)	—	—	—	—	$931,705
General and administrative	$269,386	(33,979)	(1,689)	(152)	(3,499)	—	—	—	$230,067
Operating income	$427,993	291,691	16,298	34,758	3,499	27,856	10,924	—	$813,019
Operating margin	15.0%	10.2%	0.6%	1.2%	0.1%	1.0%	0.4%	—	28.5%
Income before income taxes	$416,375	291,691	16,298	34,758	3,499	27,856	10,924	—	$801,401
Income tax provision	$58,936							103,558	$162,494
Tax rate	14.2%								20.3%
Net income	$357,439	291,691	16,298	34,758	3,499	27,856	10,924	(103,558)	$638,907
Net income per weighted-average share, basic for Class A and Class B (3)	$0.87	$0.71	$0.04	$0.08	$0.01	$0.07	$0.03	$(0.25)	$1.56
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.84	$0.69	$0.04	$0.08	$—	$0.07	$0.03	$(0.24)	$1.51

(1)	For the year ended December 31 2010, we capitalized $71.7 million (including $10.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $99.5 million for the year ended December 31, 2010.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 409,805 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 423,446 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
License	$513,767	$422,343	$1,841,169	$1,401,424
Services:
Software maintenance	463,489	345,260	1,640,397	1,217,064
Professional services	83,046	68,058	285,530	238,855

Total services	546,535	413,318	1,925,927	1,455,919

	$1,060,302	$835,661	$3,767,096	$2,857,343

Percentage of revenues:
License	48.5%	50.5%	48.9%	49.0%
Services:
Software maintenance	43.7%	41.3%	43.5%	42.6%
Professional services	7.8%	8.2%	7.6%	8.4%

Total services	51.5%	49.5%	51.1%	51.0%

	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Three Months Ended December 31, 2011 and 2010

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31,
	2011	2010
GAAP cash flows from operating activities	$561,409	$406,615
Capitalized software development costs	—	(15,955)
Excess tax benefits from stock-based compensation	26,811	56,253
Capital expenditures	(52,911)	(40,450)

Free cash flows	$535,309	$406,463

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Year Ended December 31, 2011 and 2010

(in thousands)

(unaudited)

	For the Year Ended
	December 31,
	2011	2010
GAAP cash flows from operating activities	$2,025,633	$1,174,389
Capitalized software development costs	(73,998)	(64,149)
Excess tax benefits from stock-based compensation	224,503	223,457
Capital expenditures	(230,091)	(131,695)

Free cash flows	$1,946,047	$1,202,002

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, free cash flows and trailing twelve-month free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets, acquisition related items, the net effect of the amortization and capitalization of software development costs and the gain that VMware realized upon its sale of its investment in Terremark Worldwide, Inc. during the second quarter of fiscal 2011, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting, future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. In addition, we account for stock-based compensation under GAAP, which requires that we report the excess income tax benefit from stock-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flows in order to generally classify cash flows arising from income taxes as operating cash flows.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, provides investors and others with a consistent basis for comparison across accounting periods.

•

Acquisition related items. Acquisition related items include direct costs of acquisitions, such as transaction fees, which vary significantly and are unique to each acquisition. Additionally, VMware does not acquire businesses on a predictable cycle.

•

Capitalized software development costs. Capitalized software development costs encompasses capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. In addition, we exclude the capitalization of software from our free cash flows to better convey management’s view of operating cash flows. To the extent that we capitalize costs under generally accepted accounting guidance, we increase our GAAP operating cash flows due to the reduced expense recognized within net income and paid out in cash during the period.

•

Gain on sale of Terremark investment. In the second quarter of 2011, we sold our investment in Terremark Worldwide, Inc., which was acquired by Verizon in a cash transaction, and realized a gain of $56.0 million. Our investment in Terremark was made in connection with a business and technical collaboration and was not made to seek an investment gain or to fund our business operations. To the extent that sizeable gains or losses are realized on such investments, they do not occur on a predictable cycle. Additionally, the timing of the event that triggered our divestment and whether or not we realized a gain or loss, was not under our control.

•

Tax Adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating our non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations. As discussed above, we also exclude capitalization of software development costs and the excess income tax benefit from stock-based compensation from our measure of free cash flows.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Revenue Growth in Constant Currency

We have invoiced and collected in the Euro, the British Pound, the Japanese Yen, and the Australian Dollar in their respective regions since May 2009. As a result, our total revenues are affected by changes in the U.S. Dollar against these currencies. In order to provide a comparable framework for assessing how our business performed excluding the effect of foreign currency fluctuations, management analyzes year-over-year revenue growth on a constant currency basis. Since all of our entities operate with the U.S. Dollar as their functional currency, unearned revenues for orders booked in currencies other than U.S. Dollars are converted into U.S. Dollars at the exchange rate in effect for the month in which each order is booked We calculate constant currency on license revenues recognized during the current period that were originally booked in currencies other than U.S. Dollars by comparing the exchange rates at which the revenue was recognized against the exchange rate that was used in the comparable period. We do not calculate constant currency on services revenues, which include software maintenance revenues and professional services revenues.